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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 29, 2012 (October 26, 2012)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2012, Matthew P. Clifton notified the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (the “Company”) that he will resign as President of the Company effective November 1, 2012.  The Company is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (the “Partnership”).  Mr. Clifton will continue to serve as the Chairman of the Board and Chief Executive Officer of the Company.

As a result of Mr. Clifton’s resignation, on October 26, 2012, the Board appointed Bruce R. Shaw as the President of the Company effective November 1, 2012. Mr. Shaw, 45, was appointed Senior Vice President and Chief Financial Officer of the Company in December 2011 and will serve in that position until November 1, 2012. Mr. Shaw has also served in various capacities at the Company, including Senior Vice President, Strategy and Corporate Development from July 2011 until December 2011, Senior Vice President and Chief Financial Officer from January 2008 until July 2011, and Vice President, Corporate Development from August 2004 to January 2007. Mr. Shaw currently serves as Senior Vice President, Strategy and Corporate Development of HollyFrontier Corporation (“HFC”), a position he has held since July 2011, and will resign from such position effective January 1, 2013. Mr. Shaw also served in various capacities at Holly Corporation prior to the merger of Holly Corporation and Frontier Oil Corporation in July 2011, including Senior Vice President and Chief Financial Officer from 2008 until the effective time of the merger between Holly Corporation and Frontier Oil Corporation, Vice President, Special Projects from September 2007 to December 2007, and Vice President, Corporate Development from January 2007 to June 2007. Mr. Shaw served on the Board of the Company from April 2007 to April 2008. Mr. Shaw briefly left Holly Corporation in June 2007 and served as President of Standard Supply and Distributing Company, Inc. and Bartos Industries, Ltd., two companies that are affiliated with each other in the heating, ventilation, and air conditioning industry. Mr. Shaw previously served Holly Corporation in various positions with increasing seniority from 1997 to 2007. Prior to joining Holly Corporation, Mr. Shaw was a consultant at McKinsey & Company, a global management consulting firm.

In addition, on October 26, 2012, the Board appointed Douglas S. Aron as the Executive Vice President and Chief Financial Officer of the Company effective November 1, 2012. Mr. Aron, 39, served as Executive Vice President and Chief Financial Officer of the Company from July 2011 to December 2011. Mr. Aron currently also serves as Executive Vice President and Chief Financial Officer of HFC, a position he has held since the merger of Holly Corporation and Frontier Oil Corporation in July 2011. Prior to joining HFC, he was Executive Vice President and Chief Financial Officer of Frontier Oil Corporation from 2009 until 2011. Additionally, he served as Vice President-Corporate Finance of Frontier Oil Corporation from 2005 to 2009 and Director-Investor Relations from 2001 to 2005. Prior to joining Frontier Oil Corporation, Mr. Aron was a lending officer for Amegy Bank.

There are no arrangements or understandings between any of Mr. Shaw or Mr. Aron and any other person pursuant to which such officer was selected as an officer. Neither Mr. Shaw nor Mr. Aron has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Shaw or Mr. Aron has an interest requiring disclosure under item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.
On October 29, 2012, the Partnership issued a press release announcing the resignation of Mr. Clifton as President of HLS, the appointment of Mr. Shaw as President of HLS and the appointment of Mr. Aron as Executive Vice President and Chief Financial Officer of HLS, in each case effective November 1, 2012. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Partnership issued October 29, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date:    October 29, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Partnership issued October 29, 2012.